Exhibit 3.1

FINANCIAL INSTITUTIONS, INC.

(a New York corporation)

AMENDED AND RESTATED BYLAWS

As adopted on and with effect from December 28, 2016

ii

iii

AMENDED AND RESTATED BYLAWS

OF

FINANCIAL INSTITUTIONS, INC.

(a New York corporation)

As adopted on and with effect from December 28, 2016

ARTICLE I

SHAREHOLDERS

Section 1.    Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of other business that is properly brought before the meeting shall be held each year on such day (which day shall not be a legal holiday in the place where the meeting is to be held) and at such hour as shall be fixed by resolution of the Board of Directors (the “Board”) adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

Section 2.    Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of New York, as may be fixed by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

Section 3.    Notice of Meetings. Notice of each meeting of shareholders shall be in writing or electronic form and shall state the place, date, and hour of the meeting. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called and shall indicate who called the meeting. A copy of the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting, to each shareholder entitled to vote at the meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at such address as appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary a written request that notices be mailed to some other address, then directed to the shareholder at such other address. If transmitted electronically, such notice is given when directed to the shareholder’s electronic mail address as supplied by the shareholder to the Secretary of the Corporation or as otherwise directed pursuant to the shareholder’s authorization or instructions. Notice of meetings of shareholders need not be given to any shareholder who submits a waiver of notice, in person, by proxy or electronically, whether before or after the meeting. The attendance of any shareholder at a meeting, whether in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

Section 4.    Organization and Conduct of Meetings.

(a)    At every meeting of the shareholders, the Chairman of the Board, if there is such an officer, or if not, such person who is designated by the Board, shall act as chairman of the meeting and the presiding officer thereof and shall call all meetings to order. The Secretary shall act as secretary of all meetings of the shareholders, and in the absence of the Secretary; an Assistant Secretary, if any, shall act as secretary of such meeting of the shareholders; and in the absence of the Secretary or any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)    To the maximum extent permitted by applicable law, the Board shall be entitled to adopt, or in the absence of the Board doing so, the chairman of the meeting shall be entitled to prescribe, such rules, regulations or procedures for the conduct of meetings of shareholders as it, he or she shall deem appropriate. Such rules, regulations and procedures that the Board or the chairman of any meeting of shareholders may adopt include, without limitation: (1) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda, (2) restricting admission to the time set for the commencement of the meeting, (3) limiting attendance at the meeting to shareholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (4) limiting participation at the meeting on any matter to shareholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a shareholder or a proxy for a shareholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such shareholder, (5) limiting the time allotted to questions or comments by participants, (6) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting, (7) removing any shareholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting, (8) complying with any state and local laws and regulations concerning safety and security, (9) restricting use of audio or video recording devices at the meeting, and (10) taking such other action as, in the discretion of the chairman of the meeting, is deemed necessary, appropriate or convenient for the proper conduct of the meeting. Unless and to the extent determined by the Board or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure. The chairman of the meeting shall also rule on the precedence of, and procedure on, motions and other procedural matters.

Section 5.    Quorum. At each meeting of shareholders, except as otherwise provided by law, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

Section 6.    Voting. Except as otherwise provided by law or by the Certificate of Incorporation, at each meeting of shareholders, every shareholder of record shall be entitled to cast one vote for every share of stock standing in his or her name on the record of shareholders. Except as otherwise provided by law or by the Certificate of Incorporation, all matters shall be determined by a majority of the votes cast, except that directors shall be elected by a plurality of the votes cast.

Section 7.    Proxies.

(a)    Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy.

(b)    Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

(c)    The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or an Assistant Secretary.

(d)    Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy pursuant to paragraph (a) of this Section, the following shall constitute a valid means by which a shareholder may grant such authority:

(1)    A shareholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(2)    A shareholder may authorize another person or persons to act for the shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors shall specify the nature of the information upon which they relied.

(e)    Any copy, facsimile telecommunications or other reliable reproduction of the writing or transmission created pursuant to paragraph (d) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 8.    List of Shareholders at Meetings. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.

Section 9.    Action Without a Meeting.

(a)    Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if written consents, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing, but who were entitled to vote on the matter.

(b)    In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the Board. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date. The Board shall promptly, but in all events within ten (10) calendar days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 9(b)). If no record date has been fixed by the Board pursuant to the first sentence of this Section 9(b) or otherwise within ten (10) calendar days after the date on which such written notice is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date after the expiration of such ten (10) calendar day period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. If no record date has been fixed by the Board pursuant to the first sentence of this Section 9(b), the record date for determining shareholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(c)    In the event of the delivery, in the manner provided by this Section 9 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 9 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of shareholders. Nothing contained in this Section 9 shall in any way be construed to suggest or imply that the Board or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 10.    Introduction of Business at a Meeting of Shareholders.

(a)    Business Before Annual Meeting. Except as otherwise provided by law, at an annual meeting of shareholders, no business shall be transacted and no corporate action shall be proposed or taken except as shall have been properly brought before the annual meeting in accordance with the Certificate of Incorporation and these Bylaws. The only means by which business may be properly brought before an annual meeting are if such business is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) provided by or at the direction of the Board (or any duly authorized committee thereof), otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee of the Board) or the Chairman of the Board (if any), or (iii) brought before the annual meeting by a shareholder Present in Person (as defined below) who (A) was the beneficial owner of shares of the Corporation’s stock entitled to vote at the meeting as of the time of giving the Proposal Notice (as defined below), on the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and as of the time of the annual meeting, (B) is entitled vote at such annual meeting, and (C) has complied with this Section 10 in all applicable respects. For purposes of these Bylaws, “Present in Person” shall mean that the shareholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing shareholder is not an individual, a qualified representative of such proposing shareholder, appear in person at such annual meeting. Notwithstanding the foregoing, shareholders seeking to nominate persons to serve on the Board must comply with Article II, Section 12 of these Bylaws and, other than defined terms, this Section 10 shall not be applicable to the nominations of directors. For purposes of these Bylaws, “qualified representative” means (i) if the shareholder is a corporation, any duly authorized officer of such corporation, (ii) if the shareholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company, (iii) if the shareholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the shareholder is a trust, the trustee of such trust, or (v) if the shareholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity.

(b)    Advance Notice of Shareholder Business.

(1)    Shareholder Proposals. Except with respect to nominations for election to the Board, which must be made in compliance with the provisions of Article II, Section 12 of these Bylaws, and except for a shareholder proposal properly made in accordance with Rule 14a-8 (and the interpretations thereunder) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board (or any duly authorized committee thereof) and the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, , for a proposal to be properly brought before any annual meeting of shareholders by a shareholder, in addition to the requirements of Article I, Section 10(a) of these Bylaws, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation (the “Proposal Notice”), which Proposal Notice shall be in proper form, and the making of such proposal must be permitted by applicable law, the Certificate of Incorporation and these Bylaws, and must comply with the notice and other procedures set forth in this Article I, Section 10(b) in all applicable respects. To be timely, the Proposal Notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal office of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) calendar day and not later than the close of business on the ninetieth (90th) calendar day prior to the one-year anniversary date of the immediately preceding year’s annual meeting of shareholders or special meeting in lieu thereof (the “Anniversary Date”); provided, however, that in the event that the date of the annual meeting of shareholders is more than thirty (30) calendar days before or more than sixty (60) calendar days after the Anniversary Date, or if the Corporation did not hold an annual meeting of shareholders or special meeting in lieu thereof in the preceding fiscal year, notice by the shareholder to be timely must be so delivered to, or mailed and received by, the Secretary of the Corporation not later than the later of (i) the close of business on the ninetieth (90th) calendar day prior to such annual meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting was first made (or if that day is not a business day for the Corporation, on the next succeeding business day). For purposes of these Bylaws, “Proposal Notice Deadline” shall mean the last date for a shareholder to deliver a Proposal Notice in accordance with the provisions of the previous sentence. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. For purposes of these Bylaws, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day. For purposes of these Bylaws, “public disclosure” or its corollary “publicly disclosed” shall mean (i) disclosure by the Corporation in a document filed or furnished by it with the Securities and Exchange Commission, (ii) in a press release issued by the Corporation and distributed through a national news or wire service, or (iii) another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein.

(2)    Required Form of Proposal Notice for Shareholder Proposals. To be in proper form, the Proposal Notice shall set forth in writing:

(A)    Information Regarding Each Proposing Person. As to each Proposing Person (as such term is defined in Article I, Section 10(b)(5)):

(i)    the name and address of such Proposing Person, as they appear on the Corporation’s stock transfer books;

(ii)    the class, series and number of shares of the Corporation directly or indirectly beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) and/or held of record by such Proposing Person (including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent);

(iii)    a description in reasonable detail of any pending, or to such Proposing Person’s knowledge, threatened legal proceeding in which any Proposing Person is a party or participant involving the Corporation or any officer, director “affiliate” (for purposes of these Bylaws, as such term is used by Rule 12b-2 under the Exchange Act) or “associate” (for purposes of these Bylaws, as such term is used by Rule 12b-2 under the Exchange Act) of the Corporation;

(iv)    a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, written or oral) between any Proposing Person and the Corporation or any director, officer, affiliate or associate of the Corporation;

(v)    the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (together, a “Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer;

(vi)    a description in reasonable detail of any agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) that has been made by or on behalf of such Proposing Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, any Proposing Person or to increase or decrease the voting power or pecuniary or economic interest of such Proposing Person or any of its affiliates or associates with respect to stock of the Corporation;

(vii)    a description in reasonable detail of any proxy, contract, arrangement, understanding or relationship, written or oral and formal or informal, between such Proposing Person and any other person or entity (naming each such person or entity) pursuant to which the Proposing Person has a right to vote any shares of the Corporation;

(viii)    a description in reasonable detail of any rights to dividends on the shares of any class or series of shares of the Corporation directly or indirectly held of record or beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation;

(ix)    a description in reasonable detail of any performance-related fees (other than an asset-based fee) to which the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any of its derivative securities;

(x)    a description in reasonable detail of any direct or indirect interest of such Proposing Person in any contract or agreement with the Corporation, or any affiliate or associate of the Corporation (naming such affiliate or associate);

(xi)    a description in reasonable detail of all agreements, arrangements and understandings, written or oral and formal or informal, (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person or entity (naming each such person or entity) in connection with or related to the proposal of business by a shareholder, including without limitation (A) any understanding, formal or informal, written or oral, that any Proposing Person may have reached with any shareholder of the Corporation (including their names) with respect to how such shareholder will vote its shares in the Corporation at any meeting of the Corporation’s shareholders or take other action in support of or related to any business proposed, or other action to be taken, by the Proposing Person, and (B) any agreements that would be required to be disclosed by any Proposing Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person or entity);

(xii)    all other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made by any Proposing Person in connection with the contested solicitation of proxies or consents by any Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) and Regulation 14A under the Exchange Act;

(xiii)    a representation as to whether the shareholder or any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock entitled to vote and required to approve the proposed business described in the Proposal Notice and, if so, identifying each such Proposing Person; and

(xiv)    a representation that the shareholder delivering the Proposal Notice or its qualified representative intends to appear in person at the meeting to propose the actions specified in the Proposal Notice and to vote all proxies solicited.

(B)    Information Regarding the Proposal: As to each item of business that the shareholder giving the Proposal Notice proposes to bring before the annual meeting:

(i)    a description in reasonable detail of the business desired to be brought before the meeting and the reasons (including the text of any reasons for the business that would be disclosed in any proxy statement or supplement thereto to be filed with the SEC) detailing why such shareholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its shareholders;

(ii)    the text of the proposal or business (including the text of any resolutions proposed for consideration);

(iii)    a description in reasonable detail of any interest of any Proposing Person in such business, including any anticipated benefit to the shareholder or any other Proposing Person therefrom, including any interest that would be disclosed to the Corporation’s shareholders in any proxy statement to be distributed to the Corporation’s shareholders); and

(iv)    all other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by any of the Proposing Persons in connection with the solicitation of proxies or consents in support of such proposed business by one or more Proposing Persons pursuant to Section 14(a) and Regulation 14A under the Exchange Act.

(3)    Updating of Proposal Notice.

(A)    A shareholder providing notice of any business proposed to be conducted at an annual meeting shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 10(b) shall be true, correct and complete in all respects not only prior to the Proposal Notice Deadline, but also at all times thereafter and prior to the annual meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true, correct and complete in all respects, and (B) ten (10) business days prior to the meeting at which such proposals contained therein are to be considered.

(B)    If the information submitted pursuant to this Section 10(b) by any shareholder proposing business for consideration at an annual meeting shall not be true, correct and complete in all respects prior to the Proposal Notice Deadline, such information may be deemed not to have been provided in accordance with this Section 10(b). For the avoidance of doubt, the updates required pursuant to this Section 10(b) do not cause a notice delivered to the Corporation that was not in compliance with this Section 10(b) prior to the Proposal Notice Deadline to thereafter be in proper form in accordance with this Section 10.

(C)    Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any shareholder submitting a Proposal Notice proposing business for consideration at an annual meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder in the Proposal Notice delivered pursuant to this Section 10(b). If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 10(b).

(4)    Exclusive Means. Except as provided by Rule 14a-8 (and the interpretations thereof) of the Exchange Act, and notwithstanding anything in these Bylaws to the contrary (other than the provisions of Article I, Section 10(b)(10) below relating to any proposal properly made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement and other than nominations for election to the Board which must comply with the provisions of Article II, Section 12 hereof), this Section 10 shall be the exclusive means for any shareholder of the Corporation to propose business to be brought before an annual meeting of shareholders and no business shall be conducted at any annual meeting that is not properly brought before the meeting in accordance with this Section 10. If the chairman of such meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such business was not properly brought before the meeting in accordance with this Section 10, then the chairman of the meeting shall so declare to the meeting and not permit such business to be transacted at such meeting. In addition, business proposed to be brought by a shareholder may not be brought before an annual meeting if such shareholder takes action contrary to the representations made in the shareholder notice applicable to such business or if the shareholder notice applicable to such business contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading.

(5)    Definitions of Proposing Person and Acting in Concert.

(A)    For purposes of these Bylaws, “Proposing Person” means (i) the shareholder providing the Proposal Notice or Nominating Notice (as defined below), as applicable, (ii) the beneficial owner of the

Corporation’s capital stock, if different, on whose behalf the Proposal Notice or Nominating Notice, as applicable, is given, (iii) any affiliate or associate (as such terms are defined under the Exchange Act) of such shareholder or beneficial owner, (iv) each other person who is the member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such shareholder or beneficial owner (or their respective affiliates and/or associates) or is otherwise Acting in Concert (as defined below) with any such shareholder or beneficial owner (or their respective affiliates and/or associates) with respect to the proposals or nominations, as applicable, and (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such shareholder or beneficial owner in such solicitation of proxies in respect of any such proposals or nominations, as applicable.

(B)    For purposes of these Bylaws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies, special meeting demands or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(6)    Referencing and Cross-Referencing. The Proposal Notice is required to clearly indicate and expressly reference which provisions of this Section 10 the information disclosed is intended to be responsive to. Information disclosed in one section of the Proposal Notice, or an Exhibit, Annex or Schedule thereto, in response to one provision of this Section 10 shall not be deemed responsive to any other provision of this Section 10 unless it is expressly cross-referenced to such other provision.

(7)    No Incorporation by Reference. For a Proposal Notice to comply with the requirements of this Section 10, it must set forth in writing directly within the body of the Proposal Notice (as opposed to being incorporated by reference from any other document or writing not included with, and made a part of, the Proposal Notice) all the information required to be included therein as set forth in this Section 10. For the avoidance of doubt, a Proposal Notice shall not be deemed to be in compliance with this Section 10 if it attempts to include the required information by incorporating by reference any other document, writing or part thereof not included with, and made a part of, the Proposal Notice.

(8)    Accuracy of Information. A shareholder submitting the Proposal Notice, by its delivery to the Corporation, represents and warrants that all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such shareholder acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false and misleading statements, in each case, without regard to what other information may be publicly available but not contained in the Proposal Notice.

(9)    Requirement for Separate and Timely Notice. Notwithstanding any notice of the annual meeting sent to shareholders on behalf of the Corporation, a shareholder must separately comply with this Section 10 to conduct business at any shareholder meeting. If the shareholder’s proposed business is the same or relates to business brought by the Corporation and included in the Corporation’s annual meeting notice, the shareholder is nevertheless still required to comply with this Section 10 and deliver its own separate and timely Proposal Notice to the Secretary of the Corporation prior to the Proposal Notice Deadline which complies in all respects with the requirements of this Section 10.

(10)    Rule 14a-8. Nothing in this Section 10 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 of the Exchange Act.

(11)    Exchange Act and New York Business Corporation Law (the “NYBCL”). In addition to the provisions of this Section 10(b), a shareholder shall also comply with all applicable requirements of the Exchange Act and the NYBCL with respect to any business that may be brought before an annual meeting and any solicitations of proxies in connection therewith.

Section 11.    Special Meetings.

(a)    Special meetings of the shareholders of the Corporation may only be called (i) at any time and for any purpose or purposes, by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), or by the Chairman of the Board, or (ii) by the Secretary of the Corporation, upon the written request of the record shareholders of the Corporation as of the record date fixed in accordance with Section 11(d) of these Bylaws who hold, in the aggregate, at least the majority of the outstanding shares of the Corporation that would be entitled to vote at the meeting (the “Requisite Percentage”) at the time such request is submitted by the holders of such Requisite Percentage, subject to and in accordance with this Section 11. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. At any special meeting of the shareholders, only such business shall be conducted or considered as shall have been properly brought before the special meeting. For business to be properly brought before a special meeting, it must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) provided by or at the direction of the Board (or any duly authorized committee thereof), otherwise properly brought before the special meeting by or at the direction of the Board (or any duly authorized committee of the Board) or the Chairman of the Board (if any), or (iii) otherwise properly requested to be brought before a special meeting requested by holders of the Requisite Percentage in accordance with the provisions of this Article I, Section 11 (a “Shareholder Requested Special Meeting”). Except as expressly provided by this Section 11, shareholders shall not be permitted to bring before any special meeting of the shareholders any proposed business or the nomination of persons for election to the Board. Shareholders who nominate persons for election to the Board at a special meeting must also comply with the requirements set forth in Article II, Section 12(c).

(b)    No shareholder may request that the Secretary of the Corporation call a Shareholder Requested Special Meeting unless a shareholder of record of the Corporation has first submitted a request in writing (“Record Date Request Notice”) that the Board fix a record date (a “Request Record Date”) for the purpose of determining the shareholders entitled to request that the Secretary of the Corporation call a Shareholder Requested Special Meeting, which Record Date Request Notice shall be in proper form in accordance with Article Section 11(c) and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(c)    To be in proper form for purposes of this Section 11, a Record Date Request Date Request Notice shall set forth:

(1)    As to each Requesting Person (as defined below), (A) the information required by Article I, Section 10(b)(2)(A), except that for purposes of this Section 11 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Article I, Section 10(b)(2)(A); (B) a representation that such Requesting Person intends to hold the shares of the Corporation described in response to Article I, Section 10(b)(2)(A) through the date of the Shareholder Requested Special Meeting; and (C) the disclosure in clauses (xi) and (xii) of Article I, Section 10(b)(2)(A) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the Shareholder Requested Special Meeting, as the case may be);

(2)    As to the purpose or purposes of the Shareholder Requested Special Meeting, (A) a description of (1) the specific purpose or purposes of the Shareholder Requested Special Meeting, (2) the matter(s) proposed to be acted on at the Shareholder Requested Special Meeting, and (3) the reasons for conducting such business at the Shareholder Requested Special Meeting (including the text of any reasons for the business that would be disclosed in any proxy statement or supplement thereto to be filed with the SEC); (B) a reasonably detailed description of any material interest in such matter of each Requesting Person; and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons and (y) between or among any Requesting Person and any other person or entity (naming each such person or entity) in connection with the request for the Shareholder Requested Special Meeting or the business or nominees for election to the Board proposed to be acted on at the Shareholder Requested Special Meeting; and

(3)    If directors are proposed to be elected at the Shareholder Requested Special Meeting, (i) as to each Requesting Person, the information set forth in Article I, Section 10(b)(2)(A) of these Bylaws (except that for purposes of this Section 11(c), the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Article I, Section 10(b)(2)(A) of these Bylaws and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 11(c); and (ii) the information for each person whom a Requesting Person proposes to nominate for election as a director at the Shareholder Requested Special Meeting that is required to be disclosed for each person by Article II, Section 12(c)(2) of these Bylaws.

For purposes of this Section 11(c), the term “Requesting Person” shall mean (i) the shareholder submitting the Record Date Request Notice; (ii) the beneficial owner or beneficial owners, if different, on whose behalf such notice is being sent is made; (iii) any affiliate or associate of such shareholder or beneficial owner; and (iv) each other person who is a member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such shareholder or beneficial owner (or their respective affiliates and associates) or is otherwise Acting in Concert (as defined below) with any such shareholder or beneficial owner (or their respective affiliates and associates) with respect to any actions intended to have the Corporation fix a Request Record Date or call a Shareholder Requested Special Meeting.

A shareholder submitting a Record Date Request Notice, by its delivery to the Corporation, represents and warrants that all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such shareholder acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false and misleading statements. The Record Date Request Notice is required to clearly indicate and expressly reference which provisions of this Section 11(c) the information disclosed is intended to be responsive to. Information disclosed in one section of the Record Date Request Notice, or an Exhibit, Annex or Schedule thereto, in response to one provision of this Section 11(c) shall not be deemed responsive to any other provision of this Section 11(c) unless it is expressly cross-referenced to such other provision. For a Record Date Request Notice to comply with the requirements of this Section 11(c), it must set forth in writing directly within the body of the Record Date Request Notice (as opposed to being incorporated by reference from any other document or writing not included with, and made a part of, the Record Date Request Notice) all the information required to be included therein as set forth in this Section 11(c). For the avoidance of doubt, a Record Date Request Notice shall not be deemed to be in compliance with this Section 11(c) if it attempts to include the required information by incorporating by reference any other document, writing or part thereof not included with, and made a part of, the Record Date Request Notice .

(d)    Within ten (10) calendar days after receipt of a Record Date Request Notice in proper form and otherwise in compliance with this Section 11 from any shareholder of record, the Board may adopt a resolution fixing a Request Record Date for the purpose of determining the shareholders entitled to request that the Secretary of the Corporation call a Shareholder Requested Special Meeting, which date shall not precede the date upon which the resolution fixing the Request Record Date is adopted by the Board. If no resolution fixing a Request Record Date has been adopted by the Board within the ten (10) calendar day period after the date on which such a request to fix a Request Record Date was received, the Request Record Date in respect thereof shall be deemed to be the twentieth (20th) calendar day after the date on which such a request is received. Notwithstanding anything in this Section 11 to the contrary, no Request Record Date shall be fixed if the Board determines that the written request or requests to call a Shareholder Requested Special Meeting (each, a “Special Meeting Request” and collectively, the “Special Meeting Requests”), that would otherwise be submitted following such Request Record Date would not reasonably be expected to comply with the requirements set forth in Section 11(g).

(e)    In order for a Shareholder Requested Special Meeting to be called, one or more Special Meeting Requests, in the form required by this Section 11, must be signed by shareholders who, as of the Request Record Date, hold of record or beneficially, in the aggregate, the Requisite Percentage and must be timely delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. To be timely, a Special Meeting Request must be delivered to the principal executive offices of the Corporation not later than the sixtieth (60th) calendar day following the Request Record Date. In determining whether a Shareholder Requested Special Meeting has been properly requested, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies the same purpose or purposes of the Shareholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) calendar days of the earliest dated Special Meeting Request.

(f)    To be in proper form for purposes of this Section 11, a Special Meeting Request must include and set forth (a) a description of (i) the specific purpose or purposes of the Shareholder Requested Special Meeting, (ii) the matter(s) proposed to be acted on at the Shareholder Requested Special Meeting, and (iii) the reasons for conducting such business at the Shareholder Requested Special Meeting (including the text of any reasons for the business that would be disclosed in any proxy statement or supplement thereto to be filed with the SEC), and (b) the text of the proposed business (including the text of any resolutions proposed for consideration), if applicable, and (c) with respect to (1) any shareholder or shareholders submitting a Special Meeting Request; (2) the beneficial owner or beneficial owners, if different, on whose behalf such Special Meeting Request is made; (3) any affiliate or associate of such shareholder or beneficial owner; and (4) each other person who is a member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such shareholder or beneficial owner (or their respective affiliates and associates) or is otherwise Acting in Concert (as defined below) with any such shareholder or beneficial owner (or their respective affiliates and associates) with respect to any actions intended to have the Corporation fix a Request Record Date or call a Shareholder Requested Special Meeting (but excluding for any shareholder that has provided such request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A, (a “Solicited Shareholder”) ) the information required to be provided pursuant to this Section 11 of a Requesting Person. A shareholder submitting a Special Meeting Request, by its delivery to the Corporation, represents and warrants that all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such shareholder acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false and misleading statements. The Special Meeting Request is required to clearly indicate and expressly reference which provisions of this Section 11 the information disclosed is intended to be responsive to. Information disclosed in one section of the Special Meeting Request, or an Exhibit, Annex or Schedule thereto, in response to one provision of this Section 11 shall not be deemed responsive to any other provision of this Section 11 unless it is expressly cross-referenced to such other provision. For a Special Meeting Request to comply with the requirements of this Section 11, it must set forth in writing directly within the body of the Special Meeting Request (as opposed to being incorporated by reference from any other document or writing not included with, and made a part of, the Special Meeting Request) all the information required to be included therein as set forth in this Section 11. For the avoidance of doubt, a Special Meeting Request shall not be deemed to be in compliance with this Section 11 if it attempts to include the required information by incorporating by reference any other document, writing or part thereof not included with, and made a part of, the Special Meeting Request. A shareholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Shareholder Requested Special Meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of Special Meeting Requests from the Requisite Percentage of shareholders, and as a result of such revocation(s) there no longer are unrevoked demands from the Requisite Percentage of shareholders to call a Shareholder Requested Special Meeting, then the Board shall have the discretion to determine whether or not to proceed with the Shareholder Requested Special Meeting.

(g)    The Secretary shall not accept, and shall consider ineffective, a Special Meeting Request if (i) such Special Meeting Request does not comply with this Section 11 or relates to an item of business to be transacted at the Shareholder Requested Special Meeting that is not a proper subject for shareholder action under applicable law; (ii) the Board calls an annual or special meeting of shareholders (in lieu of calling the Shareholder Requested Special Meeting) in accordance with Section 11(j); or (iii) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(h)    Business brought before any Shareholder Requested Special Meeting by shareholders shall be limited to the matters proposed in the valid Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from bringing other matters before the shareholders at any Shareholder Requested Special Meeting and including such matters in the notice of the meeting its provides to shareholders. If none of the shareholders who submitted and signed the Special Meeting Request (but excluding any Solicited Shareholder) appears in person at the Shareholder Requested Special Meeting or sends a qualified representative to the Shareholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Shareholder Meeting Request, the Corporation need not present such matters for a vote at such meeting.

(i)    Any special meeting of shareholders, including any Shareholder Requested Special Meeting, shall be held at such date and time as may be fixed by the Board in accordance with these Bylaws and in compliance with applicable law; provided that a Shareholder Requested Special Meeting shall be held within ninety (90) calendar days after the Corporation receives one or more valid Special Meeting Requests in compliance with this Section 11 from shareholders having beneficial ownership of at least the Requisite Percentage; provided, however that if the Board neglects or refuses to fix the date of such Shareholder Requested Special Meeting and give the notice required by Article I, Section 3, then the person or persons making the request may do so; provided, further, that the Board shall have the discretion to call an annual or special meeting of shareholders (in lieu of calling the Shareholder Requested Special Meeting) in accordance with Section 11(j) or cancel any Shareholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in the foregoing provisions of this Section 11.

(j)    If a Special Meeting Request is made that complies with this Section 11, the Board may (in lieu of calling the Shareholder Requested Special Meeting) present an identical or substantially similar item for shareholder approval at any other meeting of shareholders that is held within ninety (90) calendar days after the Corporation receives such Special Meeting Request.

(k)    In connection with a Shareholder Requested Special Meeting called in accordance with this Section 11, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board fix a record date for notice and voting for the special meeting in accordance with this Section 11 or who signed and delivered a Special Meeting Request to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such requests, if necessary, so that the information provided or required to be provided in such requests pursuant to this Section 11 shall be true, correct and complete as of (i) the record date for the determination of persons entitled to receive notice of the special meeting and (ii) the date that is five (5) business days prior to the special meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed special meeting. In the case of an update and supplement pursuant to clause (i) of this Section, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than eight (8) business days after the record date for the determination of persons entitled to receive notice of the special meeting. In the case of an update and supplement pursuant to clause (ii) of this Section, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the special meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed special meeting.

(l)    Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board fix a record date for notice and voting for the special meeting in accordance with this Section 11 or who signed and delivered a Special Meeting Request to the Secretary shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder or shareholders in accordance with this Section 11. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 11.

(m)    Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a Shareholder Requested Special Meeting pursuant to this Section 11 except in accordance with this Section 11. If the Board shall determine that any request to fix a record date for notice and voting for the special meeting or Special Meeting Request was not properly made in accordance with this Section 11, or shall determine that the shareholder or shareholders requesting that the Board fix such record date or submitting a Special Meeting Request have not otherwise complied with this Section 11, then the Board shall not be required to fix such record date or to call and hold the Shareholder Requested Special Meeting. In addition to the requirements of this Section 11, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act and NYBCL, with respect to (i) any request to fix a record date for notice and voting for the Shareholder Requested Special Meeting, (ii) any Special Meeting Request or (iii) a Shareholder Requested Special Meeting.

(n)    After receipt of Special Meeting Requests in proper form and in accordance with this Section 11 from a shareholder or shareholders holding the Requisite Percentage, the Board shall duly call, and determine the place, date and time of, a Shareholder Requested Special Meeting for the purpose or purposes and to conduct the business specified in the Special Meeting Requests received by the Corporation; provided, however that the Shareholder Requested Special Meeting shall be held within ninety (90) calendar days after the Corporation receives one or more valid Special Meeting Requests in compliance with this Section 11 from shareholders holding at least the Requisite Percentage; provided, further, that the Board shall have the discretion to call an annual or special meeting of shareholders (in lieu of calling the Shareholder Requested Special Meeting) in accordance with Section 11(g) or cancel any Shareholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in the foregoing provisions of this Section 11. The Board shall provide written notice of such Shareholder Requested Special Meeting in accordance with Article I, Section 3 of these Bylaws. The record date for notice and voting for such a Shareholder Requested Special Meeting shall be fixed in accordance with Article I, Section 12 of these Bylaws.

Section 12.    Record Date. The Board may by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) fix in advance a date as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive payment of any dividends or other distribution, or to exercise the rights in respect to any change, conversion, or exchange of capital stock, and in such case only shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as herein provided. In no event may any such record date: (i) be more than sixty (60) calendar days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date when any change or conversion or exchange of capital stock shall go into effect, or (ii) precede the date upon which the resolution fixing the record date is adopted by the Board. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 13.    Postponement and Cancellation of Meetings. Any previously scheduled annual or special meeting of the shareholders may be postponed, and any previously scheduled annual or special meeting of the shareholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of shareholders.

Section 14.    Inspectors of Election. The Corporation may, in advance of any meeting of shareholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. If no such appointment shall be made, or if any of the inspectors so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer of the meeting at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. If appointed, the inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting and the validity of proxies and ballots; ascertain the existence of a quorum; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by them; certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the presiding officer at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of all proxies and ballots, the inspectors shall act in accordance with applicable law. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

ARTICLE II

BOARD OF DIRECTORS

Section 1.    General Power. Except as otherwise provided in the Certificate of Incorporation of the Corporation, the business, property, and affairs of the Corporation shall be managed under the direction of its Board.

Section 2.    Number. The number of directors constituting the entire Board shall be such number as shall be fixed from time to time by the Board, provided that no decrease in the number of directors shall shorten the term of any incumbent director, and further provided that, if all the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. The Board shall be divided into three classes of approximately equal number. The term of one class of directors shall expire at each annual meeting.

Section 3.    Election and Term of Directors. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. At each annual meeting one class of directors shall be elected, each to hold office until the third succeeding annual meeting and until his successor has been duly elected and qualified.

Section 4.    Meetings of the Board. An annual meeting of the Board shall be held in each year following the adjournment of the annual meeting of shareholders. Other regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board. Special meetings of the Board may be held at any time upon the call of the President or a majority of the members of the Board. Meetings of the Board shall be held at such place, within or without the State of New York, as from time to time may be fixed by resolution of the Board or by order of the President. If no place is so fixed, meetings of the Board shall be held at the principal office of the Corporation.

Section 5.    Notice of Meetings. Notice of regular meetings of the Board need not be given. Notice of each special meeting shall be mailed to each director, addressed to the address last given by each director to the Secretary or, if none has been given, to the director’s residence or usual place of business, at least three (3) calendar days before the day on which the meeting is to be held, or shall be sent to the director by facsimile, electronic transmission, or similar means so addressed or shall be delivered personally or by telephone, at least twenty-four (24) hours before the time the meeting is to be held. Each notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise expressly required by law. Notices of any such meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.

Section 6.    Quorum and Manner of Acting. At each meeting of the Board the presence of a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present at that time, shall be the act of the Board.

Section 7.    Action Without a Meeting. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 8.    Participation in Board Meetings by Conference Telephone. Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 9.    Executive and Other Committees of Directors. The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee consisting of at least four (4) directors and other committees, each consisting of at least three (3) directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

(1)	The submission to shareholders of any action that needs shareholders’ approval under the NYBCL;

(2)	The filling of vacancies in the Board or in any committee;

(3)	The fixing of compensation of the directors for serving on the Board or on any committee;

(4)	The amendment or repeal of the Bylaws, or the adoption of new Bylaws; and

(5)	The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

Except to the extent otherwise determined by the Board, each committee shall fix its own rules of procedure. Regular meetings of each committee shall be held at such times as may be fixed from time to time by resolution of the Board or the committee. Special meetings shall be held whenever called by the President or the chairman of the committee. The notice provisions of Article II, Section 5, of the Bylaws shall apply to regular and special meetings of committees. Unless a greater proportion is required by the resolution designating a committee of the Board, a majority of the entire committee shall constitute a quorum for the transaction of business or of any specified item of business, and the vote of a majority of the members present at the time of such vote, if a quorum is present at such time, shall be the act of the committee. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

Section 10.    Resignation and Removal. Any director may resign at any time by giving written notice to the President or to the Secretary. Such resignation shall take effect at the time specified therein or, if no time be specified, then on delivery and, unless otherwise specified therein, the acceptance of such resignation by the Board shall not be needed to make it effective.

Any or all of the directors may be removed, at any time, with or without cause, by vote of the shareholders at a special meeting of shareholders, and any vacancy thereby created may be filled at said meeting by vote of the shareholders and, if not so filled, then by the directors as provided in Section 11 of this Article.

Section 11.    Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a vacancy on the Board shall be elected for the remainder of the term of the director who is being replaced. A director elected to a newly-created directorship shall be elected to hold office until the expiration of the terms of the other directors in the class to which he is assigned; provided that, when the number of directors is increased by the Board and any newly-created directorships are filled by the Board, any directors elected to fill such vacancies shall hold office only until the next annual meeting of shareholders.

Section 12.    Nominations of Directors.

(a)    Method of Nomination. Nominations of candidates for election as directors may be made at any annual meeting of shareholders or at any special meeting of shareholders, but in the case of any special meeting of shareholders, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with Article I, Section 11 of these Bylaws, (i) by, or at the direction of the Board (or any duly authorized committee thereof) (including, without limitation, by making reference to the nominees in the proxy statement delivered to shareholders on behalf of the Board), or (ii) by any shareholder of the Corporation Present in Person who (A) is a beneficial owner (as of the time notice of such proposed nomination is given by the shareholder as set forth in this Section 12, as of the record date for the meeting in question and at the time of the meeting) of any shares of the Corporation’s capital stock outstanding, (B) is entitled to vote at such meeting, and (C) complies with all applicable requirements of this Section 12. Only persons who are proposed as director nominees in accordance with the procedures set forth in this Section 12 shall be eligible for election as directors at any meeting of shareholders.

(b)    Shareholder Nominations. For a person to be properly nominated as a candidate for director before any shareholders’ meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary (the “Nominating Notice”), which Nominating Notice shall be in proper form. To be timely, the Nominating Notice must be made in writing and delivered to, or mailed and received by, the Secretary of the Corporation at the principal office of the Corporation (i) not earlier than the close of business on the one hundred and twentieth (120th) calendar day and not later than the close of business on the ninetieth (90th) calendar day prior to the Anniversary Date or (ii) in the case of a special meeting of shareholders called in accordance with these Bylaws for the purpose of electing directors, or in the event that the annual meeting of shareholders is called for a date that is more than thirty (30) calendar days before or more than sixty (60) calendar days after the Anniversary Date, or if the Corporation did not hold an annual meeting (or special meeting in lieu of an annual meeting) in the preceding fiscal year, notice by the shareholder to be timely must be so delivered to, or mailed and received by, the Secretary of the Corporation not later than the later of (i) the close of business on the ninetieth (90th) calendar day prior to the scheduled date of such shareholders’ meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such shareholders’ meeting was first made (or if that day is not a business day for the Corporation, on the next succeeding business day). For purposes of these Bylaws, “Nominating Notice Deadline” shall mean the last date for a shareholder to deliver a Nominating Notice in accordance with the provisions of the previous sentence. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. Notwithstanding anything in the second sentence of this Section 12(b) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public disclosure naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least one hundred (100) calendar days prior to the Anniversary Date, a shareholder’s notice required by this Section 12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, and only with respect to a shareholder who had, prior to such increase in the size of the Board, previously submitted in proper form a Nominating Notice prior to the Nominating Notice Deadline and in compliance with this Section 12 in all applicable respects, if it shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal office of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public disclosure is first made by the Corporation.

(c)    Required Form of Nominating Notice. To be in proper form, the Nominating Notice to the Secretary of the Corporation shall set forth in writing:

(1)    Information Regarding the Proposing Person. As to each Proposing Person, the information set forth in Article I, Section 10(b)(2)(A) of these Bylaws (except that for purposes of this Section 12(c), any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 12(c).

(2)    Information Regarding the Nominee: As to each person whom the Proposing Person giving notice proposes to nominate for election as a director:

(i)    all information with respect to such proposed nominee that would be required to be set forth in a Nominating Notice pursuant to Article II, Section 12(c)(1) if such proposed nominee were a Proposing Person;

(ii)    a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled or dismissed, relating to the proposed nominee’s past or current service on the Board (or similar governing body) of any corporation, limited liability company, partnership, trust or any other entity where a legal complaint filed in any state or federal court located within the United States alleges that the proposed nominee committed any act constituting (1) a breach of fiduciary duties, (2) misconduct,

(3) fraud, (4) breaches of confidentiality obligations, and/or (5) a breach of the entity’s code of conduct applicable to directors;

(iii)    to the extent that such proposed nominee has been convicted of any past criminal offenses involving dishonesty or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto;

(iv)    to the extent that such proposed nominee has ever been suspended or barred by any governmental authority or self- regulatory organization from engaging in any profession or participating in any industry, including, but not limited to, banking and financial services, or has otherwise been subject to a disciplinary action by a governmental authority or self-regulatory organization that provides oversight over the proposed nominee’s current or past profession or an industry that the proposed nominee has participated in, including, but not limited to, banking and financial services, a description in reasonable detail of such action and the reasons therefor;

(v)    to the extent that such proposed nominee has been determined by any governmental authority or self-regulatory organization to have violated any state or federal banking laws, laws relating to consumer protection in the financial sector or any federal or state securities or commodities laws, including but not limited to, the Securities Act of 1933, as amended, the Exchange Act or the Commodity Exchange Act, a description in reasonable detail of such violation and all legal proceedings relating thereto;

(vi)    all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required to be made by any Proposing Person pursuant to Section 14(a) under the Exchange Act to be made in connection with a contested solicitation of proxies or consents by a Proposing Person for an election of directors in a contested election;

(vii)    such proposed nominee’s executed written consent to be named in the proxy statement of the Proposing Person as a nominee and to serve as a director of the Corporation if elected;

(viii)    such proposed nominee’s executed written undertaking agreeing to comply, if elected as a director of the Corporation, with all corporate governance, conflicts of interest, code of conduct and ethics, confidentiality and stock ownership and trading policies and guidelines of the Corporation, as the same shall be amended from time to time by the Board;

(ix)    to the extent that such proposed nominee has entered into (a) any agreement, arrangement or understanding (whether written or oral) with, or has given any commitment or assurance to, any person or entity as to the positions that such proposed nominee, if elected as a director of the Corporation, would take in support of or in opposition to any issue or question that may be presented to him or her for consideration in his or her capacity as a director of the Corporation, (b) any agreement, arrangement or understanding (whether written or oral) with, or has given any commitment or assurance to, to any person or entity as to how such proposed nominee, if elected as a director of the Corporation, would act or vote with respect to any issue or question presented to him or her for consideration in his or her capacity as a director of the Corporation, (c) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been both (1) entered into in contemplation of the proposed nominee being elected as a director of the Corporation, and (2) intended to limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties, as a director of the Corporation, to the Corporation or its shareholders, or (d) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been or being intended to require such proposed nominee to consider the interests of a person or entity (other than the Corporation and its shareholders) in complying with his or her fiduciary duties, as a director of the Corporation, to the Corporation or its shareholders, a description in reasonable detail of each such agreement, arrangement or understanding (whether written or oral) or commitment or assurance;

(x)    the amount of any equity securities beneficially owned by such proposed nominee in any company that is a direct competitor of the Corporation or its operating subsidiaries if such beneficial ownership by such nominee, when aggregated with that of all other proposed nominees and the Proposing Persons, is five percent (5%) or more of the class of equity securities of such company;

(xi)    a description in reasonable detail of any and all agreements, arrangements and/or understandings, written or oral, between such proposed nominee and any person or entity (naming each such person or entity) with respect to any direct or indirect compensation, reimbursement, indemnification or other benefit (whether monetary or non-monetary) in connection with or related to such proposed nominee’s service on the Board if elected as a member of the Board;

(xii)    a description in reasonable detail of any and all other agreements, arrangements and/or understandings, written or oral, between such proposed nominee and any person or entity (naming such person or entity) in connection with such proposed nominee’s service or action as a proposed nominee and, if elected, as a member of the Board;

(xiii)    such proposed nominee’s irrevocable letter of resignation as a director of the Corporation, effective upon such person’s failure to receive the required vote for re-election at the next meeting of shareholders at which such person would face re-election and upon acceptance of such resignation by the Board, in accordance with the Corporation’s Corporate Governance Guidelines and the policy contained therein with respect to majority voting in the election of directors at uncontested meetings of shareholders; and

(xiv)    all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the shareholder providing the Nominating Notice or any other Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

(d)    Updating of Nominating Notice.

(1)    A shareholder providing a Nominating Notice with respect to any nominations proposed to be made at any shareholders’ meeting shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 12 shall be true, correct and complete in all respects, not only prior to the Nominating Notice Deadline, but also at all times thereafter, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true, correct and complete in all respects, and (B) ten (10) business days prior to the meeting at which such proposals contained therein are to be considered.

(2)    If the information submitted pursuant to this Section 12 by any shareholder of a proposed nomination to be made at a shareholders’ meeting shall not be true, correct and complete in all respects prior to the Nominating Notice Deadline, such information may be deemed not to have been provided in accordance with this Section 12. For the avoidance of doubt, the updates required pursuant to this Section 12 do not cause a notice delivered to the Corporation that was not in compliance with this Section 12 prior to the Nominating Notice Deadline to thereafter be in proper form in accordance with this Section 12.

(3)    Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any shareholder proposing nominees for consideration at a shareholders’ meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 12. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 12.

(e)    Exclusive Means. Article II, Section 12 of these Bylaws shall be the exclusive means of any shareholder or beneficial owner of the Corporation’s capital stock to propose a Nominee for the Board before any shareholders’ meeting. No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Proposing Person seeking to place such candidate’s name in nomination for election at a shareholders’ meeting have complied with this Section 12 in all respects. If the chairman of such shareholders’ meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such Nominee was not properly nominated in accordance with this Section 12, then the chairman of the shareholders’ meeting shall so declare such determination to the shareholders’ meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. In addition, nominations made by a shareholder may not be brought before a shareholders’ meeting if such shareholder takes action contrary to the representations made in the Nominating Notice applicable to such nomination or if the Nominating Notice applicable to such nomination contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading.

(f)    No Incorporation by Reference. For a Nominating Notice to comply with the requirements of this Section 12, it must set forth in writing directly within the body of the Nominating Notice (as opposed to being incorporated by reference from any other document or writing not included with, and made a part of, the Nominating Notice) all the information required to be included therein as set forth in this Section 12. For the avoidance of doubt, a Nominating Notice shall not be deemed to be in compliance with this Section 12 if it attempts to include the required information by incorporation by reference from any other document, writing or part thereof not included with, and made a part of, the Nominating Notice.

(g)    Referencing and Cross-Referencing. The Nominating Notice is required to clearly indicate and expressly reference which provisions of this Section 12 the information disclosed is intended to be responsive to. Information disclosed in one section of the Proposal Notice, or an Exhibit, Annex or Schedule thereto, in response to one provision of this Section 12 shall not be deemed responsive to any other provision of this Section 12 unless it is expressly cross-referenced to such other provision.

(h)    Accuracy of Information. A shareholder submitting the Nominating Notice, by its delivery to the Corporation, represents and warrants that all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such shareholder acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false and misleading statements, in each case, without regard to what other information may be publicly available but not contained in the Nominating Notice.

(i)    Requirement for Separate and Timely Notice. Notwithstanding any notice of shareholders’ meeting sent to shareholders on behalf of the Corporation, a shareholder must separately comply with this Section 12 to propose director nominations at any shareholders’ meeting and is still required to deliver its own separate and timely Nominating Notice to the Secretary of the Corporation prior to the Nominating Notice Deadline which complies in all respects with the requirements of this Section 12.

(j)    Exchange Act and NYBCL. In addition to the provisions of this Section 12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the NYBCL with respect to any nominations of directors for election that may be brought before any shareholders’ meeting and any solicitations of proxies in connection therewith.

ARTICLE III

OFFICERS

Section 1.    Officers Enumerated. The Board may elect or appoint a Chairman of the Board, a President, a Chief Executive Officer, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers as the Board may determine. Any two or more offices may be held by the same person.

Section 2.    Election and Term of Office. All officers shall be elected by the Board at its first meeting held after the annual election of directors. The officers need not be directors. Subject always to the right of the Board to remove an officer with or without cause, each officer shall hold office at the pleasure of the Board.

Section 3.    Chairman of the Board. The Chairman of the Board, if there is one, shall perform such duties and exercise such other powers which may from time to time be assigned to him by the Board.

Section 4.    The President. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the Board at which he is present, and shall, if he is not the Chief Executive Officer, perform such other duties and exercise such other powers which may from time to time be assigned to him by the Chief Executive Officer or the Board.

Section 5.    Chief Executive Officer. The Chief Executive Officer shall be either the Chairman of the Board or the President, as the Board shall from time to time determine, and shall have general powers and duties of management of the Corporation’s business and affairs, subject to the control of the Board, shall preside at meetings of shareholders and shall perform such duties which may from time to time be assigned to him by the Board. The duties of the Chief Executive Officer shall in the event of his absence or disability be performed by such other officer as he or the Board shall designate.

Section 6.    The Vice Presidents. Each Vice President, if any, shall, in the absence or incapacity of the President and in order as fixed by the Board, have the authority and perform the duties of the President, and each shall have such other authority and perform such other duties as the Board may prescribe.

Section 7.    The Secretary. The Secretary (a) shall attend all meetings of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, (b) shall perform like duties for committees of the Board when required, (c) shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and (d) shall have such other authority and perform such other duties as usually pertain to the office or as may be prescribed by the Board. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board or the President, affix the same to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or Treasurer.

Section 8.    The Treasurer. The Treasurer (a) shall have the care and custody of all the moneys and securities of the Corporation, (b) shall keep or cause to be kept complete and accurate books of account of all moneys received and paid on account of the Corporation, (c) shall sign such instruments as require the Treasurer’s signature, and (d) shall have such other authority and perform such other duties as usually pertain to the office or as the Board may prescribe.

Section 9.    Other Officers. Any Assistant Vice President, Assistant Secretary, or Assistant Treasurer elected by the Board, (a) shall assist the Vice President, Secretary, or Treasurer, respectively, as the case may be, (b) shall possess that officer’s authority and perform that officer’s duties in that officer’s absence or incapacity, and, (c) shall have such other authority and perform such other duties as the Board may prescribe. The Board may appoint such other officers as from time to time may appear to the Board to be required or desirable to transact the business of the Corporation. Such officers shall exercise such powers and perform such duties as may be conferred upon, or assigned to them, by the Board, the Chairman, or the President.

Section 10.    Appointed Officers. The Board may delegate to any officer or committee the power to appoint and to remove any subordinate officer, agent, or employee.

Section 11.    Securities of Other Corporations. The President or any officer authorized by the President may, with respect to any shares of stock or other securities issued by any other corporation or other business organization and held by the Corporation, exercise voting and similar rights on behalf of the Corporation and execute proxies for that purpose. In addition, either such officer may endorse for sale or transfer and may sell or transfer for and on behalf of the Corporation any such stock or other securities and may appoint proxies or attorneys for that purpose.

ARTICLE IV

SHARES AND THEIR TRANSFER

Section 1.    Certificates of Stock. Every shareholder shall be entitled to have one or more certificates, in such form as the Board may from time to time prescribe, representing in the aggregate the number of shares of stock of the Corporation owned by said shareholder, which certificates shall be signed by, or in the name of, the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The Board may decide in its discretion to prescribe book-entry or uncertificated securities in lieu of or in addition to certificates.

Section 2.    Transfers. Shares of stock of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by such holder’s duly authorized attorney, but, except as hereinafter provided in the case of loss, destruction, or mutilation of certificates, no transfer of shares shall be entered until the previously issued certificate representing those shares shall have been surrendered and canceled. Except as otherwise required by law, the Corporation shall be entitled to treat the person registered as the holder of shares on its books as the owner thereof for all purposes regardless of any notice or knowledge to the contrary.

Section 3.    Lost, Destroyed or Mutilated Certificates. The Corporation may issue a new certificate representing shares of stock of the same tenor and the same number of shares in place of a certificate theretofore issued by it that is alleged to have been lost, stolen, or destroyed; provided, however, that the Board may require the owner of the lost, stolen, or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond or indemnity, in form and with one or more sureties satisfactory to the Board, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

ARTICLE V

INDEMNIFICATION

Section 1.    Indemnification for Proceedings Other Than by or in the Right of the Corporation. Subject to the other provisions of this Article V, any person (and the spouses, heirs, executors, administrators and estate of such person) who was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding (as defined in Section 19 of this Article V), other than an action by or in the right of the Corporation, by reason of the fact that such person, or another person of whom such person is the legal representative, is or was serving in an Official Capacity (as defined in Section 19 of this Article V) for the Corporation, or, while serving in an Official Capacity for the Corporation, is or was serving, at the request of, for the convenience of, or to represent the interests of, the Corporation, in an Official Capacity for another corporation, limited liability company, partnership, joint venture, trust, association, or other entity or enterprise, whether for profit or not-for profit, including any subsidiaries of the Corporation, and any employee benefit plans maintained or sponsored by the Corporation (an “Other Enterprise”), whether the basis of such Proceeding is an alleged action in an Official Capacity or in any other capacity while serving in an Official Capacity, or is an employee of the Corporation specifically designated by the Board as an indemnified employee (hereinafter, each of the foregoing persons, a “Covered Person”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the NYBCL (as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against any and all Expenses (as defined in Section 19 of this Article V) actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 2.    Indemnification for Proceedings by or in the Right of the Corporation. Subject to the other provisions of this Article V, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the NYBCL (as the same exists now or as it may be hereinafter amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by or in the right of the Corporation against Expenses actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person, or another person of whom such person is the legal representative, shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the court shall deem proper.

Section 3.    Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article V, to the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding described in Section 1 or Section 2 of this Article V, or in defense of any claim, issue or matter therein, such person shall be indemnified against Expenses (as defined in Section 19 of this Article V) actually and reasonably incurred by such person in connection therewith, notwithstanding an earlier determination by the Corporation (including by its directors, shareholders or any Independent Counsel) that the Covered Person is not entitled to indemnification under applicable law. For purposes of these Bylaws, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against the Covered Person without any express finding of liability or guilt against the Covered Person, (ii) the expiration of one-hundred twenty (120) days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement, and (iii) the settlement of any Proceeding pursuant to which the Covered Person is required to pay less than $100,000.

Section 4.    Indemnification of Others. Subject to the other provisions of this Article V, the Corporation shall have the power to indemnify its employees and its agents to the extent not prohibited by the NYBCL or other applicable law. Subject to applicable law, the Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.

Section 5.    Right to Advancement. Expenses incurred by a Covered Person in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding. Such advances shall be paid by the Corporation within ten (10) calendar days after the receipt by the Corporation of a statement or statements from the Covered Person requesting such advance or advances from time to time together with a reasonable accounting of such Expenses; provided, however, that, if the NYBCL so requires, the payment of such Expenses incurred by a Covered Person in his or her capacity as a director, officer, employee or representative in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking in writing, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Covered Person is not entitled to be indemnified under this Article V or otherwise. The Covered Person’s undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest.

(a)    Except as otherwise provided in the NYBCL or this Section 5, the Corporation shall not impose on the Covered Person additional conditions to the advancement of Expenses or require from the Covered Person additional undertakings regarding repayment. Advancements of Expenses shall be made without regard to the Covered Person’s ability to repay the Expenses.

(b)    Advancements of Expenses pursuant to this Section 5 shall not require approval of the Board or the shareholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 5.

(c)    Advancements of Expenses to a Covered Person shall include any and all reasonable expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.

(d)    The right to advancement of Expenses shall not apply to (i) any Proceeding against a Covered Person brought by the Corporation and approved by resolution adopted by the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) which alleges willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its shareholders, or (ii) any claim for which indemnification is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 6(c) or Section 6(d) of this Article V prior to a determination that the person is not entitled to be indemnified by the Corporation.

Section 6.    Limitations on Indemnification. Except as otherwise required by the NYBCL or the Certificate of Incorporation, the Corporation shall not be obligated to indemnify any person pursuant to this Article V in connection with any Proceeding (or any part of any Proceeding):

(a)    for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)     for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c)    for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act, including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the rules of any national securities exchange upon which the Corporation’s securities are listed, if such person is held liable therefor (including pursuant to any settlement arrangements);

(d)    for any reimbursement of the Corporation by such person of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act, if such person is held liable therefor (including pursuant to any settlement arrangements);

(e)    initiated by such person against the Corporation or its directors, officers, employees, agents or other Covered Persons, unless (i) the Board, by resolution thereof adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise made under Section 5 of this Article V or (iv) otherwise required by applicable law; or

(f)    if prohibited by applicable law.

Section 7.    Procedure for Indemnification; Determination.

(a)    To obtain indemnification under this Article V, a Covered Person shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Covered Person and is reasonably necessary to determine whether and to what extent the Covered Person is entitled to indemnification.

(b)    Upon written request by a Covered Person for indemnification, a determination (the “Determination”), if required by applicable law, with respect to the Covered Person’s entitlement thereto shall be made as follows: (i) by the Board by majority vote of a quorum consisting of Disinterested Directors (as defined in this Article V, Section 19), (ii) if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (all directors, whether or not Disinterested Directors, may participate in such designation) consisting solely of two or more Disinterested Directors, (iii) if such a committee cannot be designated, by any Independent Counsel (as defined in this Article V, Section 19) selected by the Board, as prescribed in clause (i) above or by the committee of the Board prescribed in clause (ii) above, in a written opinion to the Board, a copy of which shall be delivered to the Covered Person; or if a quorum of the Board cannot be obtained for clause (i) above and the committee cannot be designated under clause (ii) above, selected by a majority vote of the Board (in which directors who are parties may participate); or (iv) if such Independent Counsel determination cannot be obtained, by a majority vote of a quorum of shareholders consisting of shareholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of shareholders who are not parties to the Proceeding.

(c)    If, in regard to any Expenses (i) the Covered Person shall be entitled to indemnification pursuant to Article V, Section 3, (ii) no determination with respect to the Covered Person’s entitlement is legally required as a condition to indemnification of the Covered Person hereunder, or (iii) the Covered Person has been determined pursuant to Article V, Section 7(b) to be entitled to indemnification hereunder, then payments of the Expenses shall be made as soon as practicable but in any event no later than thirty (30) calendar days after the later of (A) the date on which written demand is presented to the Corporation pursuant to Article V, Section 7(a) or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) of this Section 7(c) is satisfied.

(d)    If (i) the Corporation (including by its Disinterested Directors, Independent Counsel or shareholders) determines that the Covered Person is not entitled to be indemnified in whole or in part under applicable law, (y) any amount of Expenses is not paid in full by the Corporation according to Article V, Section 7(c) after the Determination is made pursuant to Article V, Section 7(b) that the Indemnitee is entitled to be indemnified, or (z) any amount of any requested advancement of Expenses is not paid in full by the Corporation according to Article V, Section 5 above after a request and an undertaking pursuant to Article V, Section 5 above have been received by the Corporation, in each case, the Covered Person shall have the right to commence litigation in any court of competent jurisdiction, either challenging any such Determination, which shall not be binding, or any aspect thereof (including the legal or factual bases therefor), seeking to recover the unpaid amount of Expenses and otherwise to enforce the Corporation’s obligations under these Bylaws and, if successful in whole or in part, the Covered Person shall be entitled to be paid also any and all Expenses incurred in connection with prosecuting such claim. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof and the burden of persuasion, to establish by clear and convincing evidence, that the Covered Person is not entitled to either (i) the requested indemnification or, (ii) except where the required undertaking, if any, has not been tendered to the Corporation, the requested advancement of Expenses. If the Covered Person commences legal proceedings in a court of competent jurisdiction to secure a determination that the Covered Person should be indemnified under applicable law, any such judicial proceeding shall be conducted in all respects as a de novo trial, on the merits, the Covered Person shall continue to be entitled to receive Expense advancements, and the Covered Person shall not be required to reimburse the Corporation for any Expenses advanced, unless and until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Covered Person is not entitled to be so indemnified under applicable law. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth under the NYBCL or other applicable law, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or shareholders) that the Covered Person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Covered Person has not met the applicable standard of conduct.

(e)    The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(f)     Notwithstanding anything contained herein to the contrary, if a Determination shall have been made pursuant to Article V, Section 7(b) above that the Covered Person is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Article V, Section 7(d) above.

(g)    The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Article V, Section 7(d) above that the procedures and presumptions of these Bylaws are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of these Bylaws.

Section 8.    Procedures For The Determination of Whether Standards Have Been Satisfied.

(a)     All costs incurred by the Corporation in making the Determination shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying all costs incurred by it in defending any suits or Proceedings challenging payments by the Corporation to a Covered Person under these Bylaws.

(b)    The Corporation shall use its best efforts to make the Determination contemplated by this Article V, Section 7(b) hereof as promptly as is reasonably practicable under the circumstances.

Section 9.    Non-Exclusivity of Rights. The right to indemnification and the advancement of Expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article V shall not be deemed exclusive of any other rights to which any

Covered Person seeking indemnification or advancement of Expenses may be entitled to under any law (common law or statutory law), provision of the Certificate of Incorporation, bylaw, agreement, insurance policy, vote of shareholders or Disinterested Directors or otherwise, both as to action in such person’s Official Capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the spouses, heirs, executors and administrators of such a person. The Corporation is specifically authorized to enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of Expenses that may change, enhance, qualify or limit any right to indemnification or the advancement of Expenses provided by this Article V, to the fullest extent not prohibited by the NYBCL or other applicable law.

Section 10.    Continuation of Rights. The rights of indemnification and advancement of Expenses provided in this Article V shall continue as to any person who has ceased to serve in an Official Capacity and shall inure to the benefit of his or her spouses, heirs, executors, administrators and estates.

Section 11.    Contract Rights. Without the necessity of entering into an express contract with any Covered Person, the obligations of the Corporation to indemnify a Covered Person under this Article V, including the duty to advance Expenses, shall be considered a contract right between the Corporation and such individual and shall be effective to the same extent and as if provided for in a contract between the Corporation and the Covered Person. Such contract right shall be deemed to vest at the commencement of such Covered Person’s service to or at the request of the Corporation, and no amendment, modification or repeal of this Article V shall affect, to the detriment of the Covered Person and such Covered Person’s heirs, executors, administrators and estate, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

Section 12.    Subrogation. In the event of payment of indemnification to a Covered Person, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

Section 13.    No Duplication of Payments. The Corporation shall not be liable under this Article V to make any payment in connection with any claim made against a Covered Person to the extent such person has otherwise received payment (under any insurance policy, bylaw, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

Section 14.    Insurance and Funding.

(a)    The Corporation shall purchase and maintain insurance, at its expense, to protect itself and any person against any liability or expense asserted against or incurred by such person in connection with any Proceeding, to the fullest extent authorized by the NYBCL, as the same exists or may hereafter be amended, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article V or the

NYBCL or otherwise; provided that such insurance is available on acceptable terms, which determination shall be made by resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect the indemnification provided herein.

(b)    Any full or partial payment by an insurance company under any insurance policy covering any Covered Person indemnified above made to or on behalf of a Covered Person under this Article V shall relieve the Corporation of its liability for indemnification provided for under this Article V or otherwise to the extent of such payment.

(c)     In the absence of fraud, (i) the decision of the Board as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 14 and the choice of the person to provide the insurance or other financial arrangement is conclusive, and (ii) the insurance or other financial arrangement does not subject any director approving it to personal liability for his or her action in approving the insurance or other financial arrangement; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 15.    Severability. If this Article V or any word, clause, provision or other portion hereof or any award made hereunder shall for any reason be determined to be invalid on any ground by any court of competent jurisdiction, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect, and the Corporation shall nevertheless indemnify and hold harmless each Covered Person indemnified pursuant to this Article V as to all Expenses with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 16.    No Imputation. The knowledge and/or actions, or failure to act, of any officer, director, employee or representative of the Corporation, an Other Enterprise or any other person shall not be imputed to a Covered Person for purposes of determining the right to indemnification under this Article V.

Section 17.    Reliance. Persons who after the date of the adoption of this Article V or any amendment thereto serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article V.

Section 18.    Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article V shall be in writing and either delivered in person or sent by U.S. mail, overnight courier or by e-mail or other electronic transmission, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 19.    Certain Definitions.

(a)    The term “Corporation” shall include, in addition to Financial Institutions, Inc. and, in the event of a consolidation or merger involving the Corporation, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of an Other Enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b)     The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the Covered Person.

(c)    The term “Expenses” shall be broadly construed and shall include all direct and indirect losses, liabilities, damages, expenses, including fees and expenses of attorneys, fees and expenses of accountants, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes assessed on a person with respect to an employee benefit plan, and amounts paid or payable in connection with any judgment, award or settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any indemnification or expense advancement payments, and all other disbursements or expenses incurred in connection with (i) the investigation, preparation, prosecution, defense, mediation, arbitration, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any compulsory interviews or depositions related to a Proceeding, (iv) any non-compulsory interviews or depositions related to a Proceeding, subject to the person receiving advance written approval by the Corporation to participate in such interviews or depositions, and (v) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article V.

(d)    The term “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate law and neither currently is, nor in the five (5) years previous to its selection has been, retained to represent (i) the Corporation or the Covered Person in any matter material to either such party (other than with respect to matters concerning the Covered Person under this Article V) or other indemnitees concerning similar indemnification arrangements or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the

Corporation or the Covered Person in an action to determine the Covered Person’s rights under this Article V.

(e)    The term “not opposed to the best interest of the Corporation,” when used in the context of a Covered Person’s service with respect to employee benefit plans maintained or sponsored by the Corporation, describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(f)    The term “Official Capacity” shall mean (i) service as a director or officer of the Corporation or (ii) while serving as a director or officer of the Corporation, service, at the request of the Corporation, as an officer, director, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Corporation or an Other Enterprise.

(g)    The term “Proceeding” shall be broadly construed and shall include any threatened, pending or completed action, suit, investigation (including any internal investigation), inquiry, hearing, mediation, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, regulatory, arbitrative, legislative, investigative or otherwise and whether formal or informal, or any appeal of any kind therefrom, including an action initiated by a Covered Person to enforce a Covered Person’s rights to indemnification or advancement of Expenses under these Bylaws, and whether instituted by or in the right of the Corporation, a governmental agency, the Board, any authorized committee thereof, a class of its security holders or any other party, and whether made pursuant to federal, state or other law, or any inquiry, hearing or investigation (including any internal investigation), whether formal or informal, whether instituted by or in the right of the Corporation, a governmental agency, the Board, any committee thereof, a class of its security holders, or any other party that the Covered Person believes might lead to the institution of any such proceeding.

(h)    The term “serving at the request of the Corporation” shall include any service by an officer or director of the Corporation to the Corporation or an Other Enterprise, including any service as an officer, director, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Corporation or an Other Enterprise, including service relating to an employee benefit plan and its participants or beneficiaries, at the request of, for the convenience of, or to represent the interests of, the Corporation or any subsidiary of the Corporation. For the purposes of these Bylaws, a director’s or officer’s service to the Corporation or an Other Enterprise shall be presumed to be “serving at the request of the Corporation,” unless it is conclusively determined to the contrary by a majority vote of the directors of the Corporation, excluding, if applicable, such director. With respect to such determination, it shall not be necessary for the Covered Person to show any actual or prior request by the Corporation or its Board for such service to the Corporation or such Other Enterprise.

Section 20.     Intent of Article. The intent of this Article V is to provide for indemnification to the fullest extent permitted by the applicable laws of the State of New York. To the extent that such applicable laws may be amended or supplemented from time to time, this Article V shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by applicable law. Neither an amendment nor repeal of this Article V, nor the adoption of any provision of these Bylaws inconsistent with this Article V, shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article V, would accrue or arise, prior to such amendment repeal or adoption of any inconsistent provision.

ARTICLE VI

GENERAL

Section 1.    Seal. The seal of the Corporation shall be in the form of a circle and shall bear matters deemed appropriate by the Board.

Section 2.    Fiscal Year. The fiscal year of the Corporation shall end at the close of business on December 31 of each calendar year.

ARTICLE VII

AMENDMENTS

Section 1.    Power to Amend. Both the shareholders and the Board shall have the power to adopt, amend, or repeal these Bylaws. Any bylaw adopted by the Board may be altered, amended or repealed by the shareholders, and shareholders may adopt bylaws, at any annual or special meeting of the shareholders.

Section 2.    Amendment Affecting Election of Directors. If any bylaw regulating an impending election of directors is adopted, amended, or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the bylaw so adopted, amended, or repealed, together with a concise statement of the changes made.

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